EXHIBIT 10.2

AMENDMENT NO. 2
TO
AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 10, 2011 (this “Amendment Agreement”), among TIMBERLANDS II, LLC, a Delaware limited liability company (“Wells Timberland”), WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Wells Partnership”; Wells Timberland and Wells Partnership each a “Borrower” and together, the “Borrowers”), the various other Loan Parties (as hereinafter defined) parties hereto, the various financial institutions parties hereto (collectively, the “Lenders”), and COBANK, ACB, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrowers, Wells TRS Harvesting Operations, LLC, Wells Timberland REIT, Inc., Wells Timberland TRS, Inc., Wells Timberland HBU, LLC (such entities, together with the Borrowers, collectively, the “Loan Parties”), the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of March 24, 2010 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of June 29, 2010, the “Existing Credit Agreement”);
WHEREAS, the Loan Parties have requested that, as of the Amendment Effective Date (as hereinafter defined), the Existing Credit Agreement be amended as set forth in this Amendment Agreement; and
WHEREAS, pursuant to Section 11.1 of the Existing Credit Agreement, the Administrative Agent and the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;
NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment Agreement shall have the following meanings:

“Administrative Agent” is defined in the preamble.
“Amended Credit Agreement” is defined in Article IV.

“Amendment Agreement” is defined in the preamble.
“Amendment Effective Date” is defined in Section 5.1.
“Borrower(s)” is defined in the preamble.
“Existing Credit Agreement” is defined in the first recital.
“Lenders” is defined in the preamble.
“Loan Parties” is defined in the first recital.
“Pay Proceeds Letter” is defined in Section 5.1.
“Wells Partnership” is defined in the preamble.
“Wells Timberland” is defined in the preamble.
SECTION 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Credit Agreement.

ARTICLE Ii

AMENDMENTS

SECTION 2.1. By this Amendment Agreement, the following definitions amend and restate their corresponding definition in Section 1.1 of the Existing Credit Agreement in their entirety:

“Fixed Charge Coverage Ratio” means the ratio derived on any measurement date by dividing for the most recent four Fiscal Quarters ending on such measurement date, (a) EBITDA for Wells REIT, calculated on a consolidated basis less all capital expenditures paid by Wells REIT on a consolidated basis less any dividends or distributions paid by Wells REIT on a consolidated basis but not including any accrued dividends paid as part of any permitted preferred stock redemption by (b) Interest Expense.
“Loan to Value Ratio” means, as of the Funding Date, the close of any Fiscal Quarter thereafter, and the date of the sale or acquisition of any Real Property, as applicable, the ratio, expressed as a percentage, of (a) the outstanding principal amount of the Loans less the amount of funds contained in the Working Capital Account as of such measurement date less the amount of funds contained in the Receipt Account pursuant to Section 9.3(a)(vii)(B)(3) or (C)(4) as of such measurement date, to (b) the Value of the Timberlands.
“Note” means, as the context may require, either a Revolving Note or a Term Note.

“Required Lenders” means, at the time any determination thereof is to be made, Lenders who are not Defaulting Lenders and who hold in the aggregate more than 51% of the sum of (i) the then aggregate unused Commitments plus (ii) the unpaid principal amount of the Notes (excluding the unused Commitments and aggregate unpaid principal amount of Notes held by Defaulting Lenders).
“Revolving Loan” is defined in clause (c)(i) of Section 2.1.1.
“Revolving Loan Commitment” is defined in clause (c)(i) of Section 2.1.1.
“Timber Leases” means, collectively, the LTC Lease, the PLM Leases, and any other lease, sublease or license of real estate by Wells Timberland pursuant to Section 7.2.8(c) or otherwise, together with any replacement thereof.
“Timber Lease Termination Proceeds” the gross cash proceeds received by either of the Borrowers or any other Loan Party with respect to the termination or other disposition of any PLM Lease or any portion of the LTC Lease or any other Timber Lease.
“Value of the Timberlands” means, with respect to the Real Property, the appraised value thereof as determined by the appraisal dated September 22, 2010, or the most recent appraisal delivered thereafter; provided, however, that such value shall be reduced or increased from time to time upon the sale or acquisition of any Real Property over certain thresholds as provided in clause (w) of Section 7.1.11 and shall be reduced from time to time upon the termination of Timber Leases over certain thresholds as provided in clause (x) of Section 7.1.11.
SECTION 2.2. By this Amendment Agreement, the definition of “Revolving Loan Facility” is deleted from Section 1.1 of the Existing Credit Agreement in its entirety.

SECTION 2.3. By this Amendment Agreement, the follow definitions are added to Section 1.1 of the Existing Credit Agreement in the appropriate alphabetical order:

“Amendment Effective Date” has the meaning given to such term in that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of June 10, 2011, by and among the Loan Parties, the Administrative Agent and the Lenders.
“Applicable Commitment Fee Rate” means (a) 0.500% per annum, if the Loan to Value Ratio is equal to or greater than 45%, (b) 0.375% per annum, if the Loan to Value Ratio is equal to or greater than 35% and less than 45%, and (c) 0.250% per annum, if the Loan to Value Ratio is less than 35%. The Loan to Value Ratio used to compute the Applicable Commitment Fee Rate shall be the Loan to Value Ratio most recently calculated and reported pursuant to clause (e) of Section 7.1.1 or clause (w) or (x) of Section 7.1.11, as applicable; changes in the Applicable Commitment Fee Rate resulting from a change in the Loan to Value Ratio shall become effective upon delivery by Wells Manager to the Administrative Agent of a new Compliance Certificate, as required by clause (e) of Section 7.1.1 and upon the delivery by Wells Manager to the Administrative Agent of an updated Loan to Value Ratio, as required from time to time by clause (w) or (x) of Section 7.1.1. If Wells Manager shall fail to deliver a Compliance Certificate with respect to a Fiscal Quarter as and when required pursuant to clause (e) of Section 7.1.1, the Applicable Commitment Fee Rate, from and including the date it was required to deliver such Compliance Certificate to but not including the date Wells Manager delivers to the Administrative Agent a Compliance Certificate with respect to such Fiscal Quarter, shall conclusively be presumed to equal the highest relevant Applicable Commitment Fee Rate set forth above. The Applicable Commitment Fee Rate shall be automatically increased to the highest Applicable Commitment Fee Rate set forth above during all periods of time in which any Event of Default has occurred and is continuing.
“Commitment Fee” is defined in Section 3.3.
“Commitment Termination Event” means (a) the occurrence of any Default described in clauses (a) through (d) of Section 8.1.7 or (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to Section 8.3 or (ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.
“Percentage” means, relative to any Lender, the percentage set forth opposite the name of such Lender on Schedule II hereto or in a duly executed Assignment and Assumption, as such percentage may be adjusted from time to time pursuant to each Assignment and Assumption executed and delivered pursuant to Section 11.10.
“Revolver Increase” means an increase of up to $5,000,000 in the aggregate in the Revolving Loan Commitment Amount; provided that, (i) Required Lenders consent to such increase; (ii) the Borrowers give the Administrative Agent at least ten (10) days prior written notice; (iii) no Default or Event of Default shall have occurred and be continuing or result after giving effect to such increase in the Revolving Loan Commitment Amount; and (iv) the Borrowers shall be in compliance, on a pro forma basis after giving effect to such increase in the Revolving Loan Commitment Amount, with all covenants set forth in this Agreement, including the financial covenants set forth in Section 7.2.4, and such compliance shall be evidenced by a Compliance Certificate delivered to the Administrative Agent.
“Revolving Lender” means each Lender with a Revolving Loan Commitment or holding Revolving Loans as designated on Schedule II hereto or in an Assignment and Assumption.
“Revolving Loan Commitment Amount” means, on any date, $15,000,000.00, as such amount is reduced from time to time pursuant to Section 2.1.1(c)(iii) and as such amount may be increased pursuant to Section 2.1.1(c)(i).

“Revolving Loan Commitment Termination Date” means the earliest of (a) the Stated Maturity Date, (b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.1.1(c)(iii), 8.2 or 8.3 and (c) the date on which any Commitment Termination Event occurs. Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.
“Revolving Note” means a promissory note of the Borrowers that is payable to any Revolving Lender, substantially in the form of Exhibit A-1 attached hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
“Term Note” means a promissory note of the Borrowers that is payable to any Term Lender, substantially in the form of Exhibit A attached hereto, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.
SECTION 2.4. By this Amendment Agreement, clause (c) of Section 2.1.1 (“The Loans”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(c)    Revolving Loan.
(i) Revolving Loan Commitment. On the terms and subject to the conditions of this Agreement (including Article V), from time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, each Revolving Lender severally agrees to make loans (relative to such Revolving Lender, its “Revolving Loans”) to the Borrowers equal to such Revolving Lender's Percentage of the aggregate amount of the Borrowing of the Revolving Loans requested by the Borrowers to be made on such day. The commitment of each Revolving Lender described in this clause (c)(i) is herein referred to as its “Revolving Loan Commitment”. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans. Upon satisfaction of the conditions precedent set forth in the definition of Revolver Increase, the Revolving Loan Commitment Amount may be increased by up to $5,000,000 in the aggregate. The Administrative Agent shall select and reasonably approve one or more Lenders to participate in any Revolver Increase. Lenders shall have no obligation and no right to participate in any Revolver Increase.
(ii) Revolving Loan Availability. No Borrowing of Revolving Loans shall be made if, after giving effect thereto the aggregate outstanding principal amount of all the Revolving Loans (x) of all the Revolving Lenders would exceed the Revolving Loan Commitment Amount or (y) of any Revolving Lender would exceed such Revolving Lender's Percentage of the Revolving Loan Commitment Amount.

(iii) Reduction of the Revolving Loan Commitment Amount.
(x) Optional Reduction. The Borrowers may, from time to time on any Business Day after the date of the initial Borrowing on the Revolving Loan, voluntarily reduce the unused amount of the Revolving Loan Commitment Amount; provided, however, that (i) all such reductions shall be made on not less than one nor more than five Business Days' prior notice to the Administrative Agent and be permanent, (ii) any partial reduction of the unused amount of the Revolving Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000 and (iii) the Revolving Loans shall have been prepaid to the extent required by Section 3.1.2.
(y) Mandatory Reduction. The Revolving Loan Commitment Amount shall be permanently reduced by the aggregate amount that the Revolving Loans are prepaid or repaid (or would be prepaid or repaid if the outstanding principal amount of the Revolving Loans was not less than such amount) pursuant to clause (b) of Section 3.1.2 (but without giving effect to the penultimate sentence of clause (b) of Section 3.1.2) at any time that the Term Loans and any Incremental Term Loans have been paid in full and the Loan to Value Ratio is greater than 50%, calculated on a pro forma basis.
(iv)    Borrowing Procedures.
(x) Borrowing Requests. By delivering a duly completed and executed Borrowing Request to the Administrative Agent on or before 11:00 a.m. (New York City time), on a Business Day occurring prior to the Revolving Loan Commitment Termination Date, the Borrowers may from time to time irrevocably request that (i) a Base Rate Loan be made not less than one nor more than five Business Days thereafter or that (ii) a LIBOR Loan be made not less than three nor more than five Business Days thereafter; provided, however, that no Revolving Loan shall be made as a LIBOR Loan for an Interest Period extending beyond the Stated Maturity Date. All (i) Base Rate Loans shall be made in a minimum amount of $500,000 and an integral multiple of $100,000 or, if less, in the unused amount of the Revolving Loan Commitment Amount, and (ii) LIBOR Loans shall be made in a minimum amount of $1,000,000 and an integral multiple of $1,000,000. The proceeds of all Loans shall be used solely for the purposes described in Section 4.10.
(y) Funding by Revolving Lenders. The Administrative Agent shall promptly notify each Revolving Lender of its receipt of a Borrowing Request pursuant to clause (iv)(x), the amount required to be funded by each such Revolving Lender and when such amount must be funded. On the terms and subject to the conditions of this Agreement, each Borrowing shall be made on the Business Day specified in such Borrowing Request. On or before 1:00 p.m. (New York City time) on such Business Day each Revolving Lender shall deposit with the Administrative Agent same day funds in an amount equal to such Revolving Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Revolving Lenders. To the extent funds are received from the Revolving Lenders, the Administrative Agent shall make such funds available to the Borrowers by wire transfer to the accounts the Borrowers shall have specified in their Borrowing Request. No Revolving Lender's obligation to make any Revolving Loan shall be affected by any other Revolving Lender's failure to make any Revolving Loan. Nothing in this Section 2.1.1(c)(iv)(y) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require the Administrative Agent (or any other Lender) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.
SECTION 2.5. By this Amendment Agreement, clauses (a) and (b) of Section 2.2 (“Notes”) of the Existing Credit Agreement are hereby amended and restated in their entirety as follows:

(a)    The Borrowers' obligation to pay the principal of, and interest on, the Term Loan made to them by each Lender shall be evidenced by a Term Note, dated the Funding Date and with blanks appropriately completed in conformity herewith. Upon the request of any applicable Lender, the Borrowers shall execute and deliver to such Lender a separate Note for each applicable Incremental Term Loan or for the Revolving Loan, each dated the closing date of such Incremental Term Loan or Revolving Loan, or, if later, the date of such request, in the principal amount of such Lender's pro rata share of such Incremental Term Loan Commitment or Revolving Loan Commitment, as applicable.
(b)    The Notes issued to each Lender pursuant to clause (a) shall (i) be executed by the Borrowers, (ii) be payable to the order of such Lender or such Lender's assigns, (iii) be in the stated principal amount equal to the Term Loan made by such Lender on date of such Note or the principal amount of such Lender's pro rata share of the Revolving Loan Commitment, (iv) be payable as provided in Section 3.1, (v) accrue interest as provided in Section 3.2 and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.
SECTION 2.6. By this Amendment Agreement, clause (b) of Section 3.1.2 (“Mandatory Prepayments and Repayments”) of the Existing Credit Agreement is hereby amended by inserting the words “and any Revolving Loans subject to the limitations set forth in Section 2.1.1(c)(iii)(y)” at the end of the first sentence of such clause (b).

SECTION 2.7. By this Amendment Agreement, clause (b) of Section 3.1.2 (“Mandatory Prepayments and Repayments”) of the Existing Credit Agreement is hereby amended by inserting the words “or any other Timber Lease” after both instances of the words “or a single portion of the LTC Lease”.

SECTION 2.8.     By this Amendment Agreement, clause (e) of Section 3.1.2 (“Mandatory Prepayments and Repayments”) of the Existing Credit Agreement is hereby amended to delete therefrom all references to Revolving Loans.

SECTION 2.9.    By this Amendment Agreement, Section 3.1.2 (“Mandatory Prepayments and Repayments”) of the Existing Credit Agreement is hereby amended by adding the following thereto as clause (f):

(f) Revolving Loans. The Borrowers shall, on each date when the sum of the aggregate outstanding principal amount of all Revolving Loans exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time), repay the Revolving Loans until they have been paid in an amount equal to such excess.
SECTION 2.10.    By this Amendment Agreement, Section 3.1 (“Repayments and Prepayments”) of the Existing Credit Agreement is hereby amended by adding the following thereto as Section 3.1.3:

Section 3.1.3 Application of Prepayments. Each prepayment of any Loans made pursuant to this Section 3.1.2 (other than payments made on the Term Loans pursuant to Section 3.1.2(c) in the amount of the difference between the scheduled cumulative reduction requirement amount and the actual cumulative reduction requirement amount as of the dates set forth in such Section 3.1.2(c)) shall be applied as follows: (a) first, pro rata to the outstanding balance of the Term Loans and any Incremental Term Loans (if and when applicable); and second, after the Term Loans and any Incremental Term Loans (if and when applicable) have been paid in full, to repay any Revolving Loans. Each prepayment of any Loans made pursuant to Section 3.1.1 shall be applied first, to the prepayment of the Revolving Loans; and second, after the Revolving Loans have been paid in full, pro rata to the outstanding balance of the Term Loans and any Incremental Term Loans (if and when applicable); provided, that the Borrowers may, at their option, request that the prepayments be applied as provided in the first sentence of this Section 3.1.3. All payments made pursuant to Sections 3.1.1 and 3.1.2 shall first be applied to Loans accruing interest at the Base Rate or Loans accruing interest at LIBOR, as the Borrowers shall direct in writing and, in the absence of such direction, shall first be applied to Loans accruing interest at the Base Rate and then to Loans accruing interest at LIBOR as the Administrative Agent shall elect. Each prepayment of any Loans made pursuant to this Section 3.1 shall, except as provided in Section 4.4, be without premium or penalty and be accompanied by the payment of accrued and unpaid interest on the amount prepaid.
SECTION 2.11.    By this Amendment Agreement, the proviso appearing at the end of Section 3.2.1 (“Interest Rates”) of the Existing Credit Agreement is hereby amended by deleting therefrom both instances of the words “or Revolving Loans”.

SECTION 2.12.    By this Amendment Agreement, Article III (“Repayments and Prepayments”) of the Existing Credit Agreement is hereby amended by adding the following thereto as Section 3.3:

Section 3.3 Commitment Fee. The Borrowers agree to pay to the Administrative Agent, for the pro rata account of each Revolving Lender (other than each Revolving Lender that is a Defaulting Lender), for the period (including any portion thereof when the Revolving Loan Commitment is suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the Amendment Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee (the “Commitment Fee”) at the Applicable Commitment Fee Rate on such Lender's Percentage of the average daily unused portion of the Revolving Loan Commitment Amount during the quarter ending on the applicable Quarterly Payment Date (without taking into account that portion of Revolving Loan Commitment Amount attributable to such Defaulting Lender). Such commitment fees are non-refundable and shall be payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Amendment Effective Date, and on the Revolving Loan Commitment Termination Date.
SECTION 2.13.    By this Amendment Agreement, clause (a) of Section 4.7 (“Payment, Interest Calculations, etc.”) of the Existing Credit Agreement is hereby amended (i) to delete the second and third sentences of such clause (a) in their entirety and (ii) to add the following to the end of the first sentence of such clause (a):
; provided, however, that in the case of any Revolving Lender that is a Defaulting Lender due to failure to fund, the Administrative Agent shall be entitled to set off the funding shortfall against such Defaulting Lender's respective share of all payments received from the Borrowers.
SECTION 2.14    By this Amendment Agreement, Section 4.10 (“Use of Proceeds”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Section 4.10 Use of Proceeds. The Borrowers shall apply all the proceeds of the Term Loans to (i) refinance outstanding Indebtedness due under the Original Credit Agreement and under the Subordinated Debt Documents (as such term is defined in the Original Credit Agreement), (ii) fund costs and expenses associated with this Agreement and (iii) fund modest leases of additional Timberlands. The proceeds of any Incremental Term Loans shall be used solely to finance acquisitions of additional Real Property in accordance with clause (b)(iv) of Section 2.1.1. The proceeds of any Revolving Loans shall be used for (x) general working capital, (y) acquisitions of additional Real Property, provided that, any such acquisition is permitted pursuant to the terms and provisions of this Agreement including, without limitation, Section 7.2.8, and (z) redemption of Equity Interests permitted by clause (y)(D) of the provision of clause (ii) of Section 7.2.6 of up to $150,000 in the aggregate during any month, provided that, the Loan to Value Ratio, calculated on pro forma basis after giving effect to such redemption, is less than 40%.

SECTION 2.15.    By this Amendment Agreement, Section 4.11 (“Payment Reliance”) of Existing Credit Agreement is amended (i) to designate the existing Section 4.11 as clause (b) of Section 4.11 and (ii) to insert the following as clause (a) of Section 4.11:

(a)    Unless the Administrative Agent shall have been notified by any Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on such date in accordance with clause (c)(iv)(y) of Section 2.1.1 and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made its share of the applicable Borrowing available to the Administrative Agent, such Lender and the Borrowers severally agree to pay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent at the interest rate applicable to LIBOR Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.16.    By this Amendment Agreement, Section 4.12 (“Replacement of Lenders”) of the Existing Credit Agreement is hereby amended to replace the words “two-thirds of the outstanding principal amount of the Loans” appearing in the first sentence of such Section 4.12 with the words “two-thirds of the sum of (i) the aggregate unused Commitments plus (ii) the unpaid principal amount of the Notes”.

SECTION 2.17.    By this Amendment Agreement, Article V (“CONDITIONS PRECEDENT TO FUNDING DATE) of the Existing Credit Agreement is hereby amended by adding the following thereto as Sections 5.2 and 5.3:

Section 5.2 Conditions to the making of the initial Borrowing on the Revolving Loans. The obligations of each Revolving Lender to fund the initial Borrowing on the Revolving Loans shall be subject to the prior or concurrent fulfillment of each of the conditions precedent set forth in Article V of that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of June 10, 2011, by and among the Loan Parties, the Administrative Agent and the Lenders.
Section 5.3 Conditions to the making of all Borrowings on the Revolving Loans. The obligation of each Revolving Lender to make any Revolving Loan shall be subject to the fulfillment of each of the conditions precedent set forth in this Section 5.3 to the satisfaction of the Administrative Agent:
Section 5.3.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing on the Revolving Loans:

(a)    the representations and warranties set forth in Article VI and in the other Loan Documents shall be true and correct in all material respects with the same effect as if then made; provided, that such representations and warranties (i) that relate solely to an earlier date shall be true and correct as of such earlier date and (ii) shall be true and correct in all respects if they are qualified by a materiality standard; and
(b) no Default or Event of Default shall have then occurred and be continuing or would result therefrom.
Section 5.3.2. Borrowing Request, etc. The Administrative Agent shall have received, as herein provided, a duly completed and executed Borrowing Request. Each delivery of a Borrowing Request shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.3.1 are true and correct.
Section 5.3.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Loan Party with respect to such Borrowing shall be reasonably satisfactory in form and substance to the Administrative Agent and its legal counsel. In addition, the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as its counsel may reasonably request.
Section 5.3.4. Determinations Under Sections 5.2 and 5.3. For purposes of determining compliance with the conditions specified in Sections 5.2 and 5.3, each Revolving Lender shall be deemed to have consented to and approved each document or other matter required thereunder to be consented to or approved by each of them unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received a notice from such Revolving Lender prior to the making of any Borrowing on the Revolving Loans specifying its objection thereto and such Revolving Lender shall not have made available to the Administrative Agent its ratable portion of the requested Borrowing.
SECTION 2.18.    By this Amendment Agreement, clause (w) of Section 7.1.11 (“Timber Affirmative Covenants”) of the Existing Credit Agreement is hereby amended to insert at the end of such clause (w) the following sentence:

Upon the acquisition of any Real Property for an amount greater than $1,000,000 in connection with a single purchase or $5,000,000 in the aggregate since the most recent appraisal delivered pursuant to clause (h) of this Section 7.1.11, Wells Timberland may deliver to the Lenders a report updating the Value of the Timberlands; provided that, (1) for any acquisition of any Real Property by Wells Timberland for an amount greater than $5,000,000 in connection with a single purchase, the Administrative Agent and each Lender shall have received and approved an appraisal from American Forest Management or another nationally recognized forestry appraisal firm that is reasonably satisfactory to the Administrative Agent, (2) such acquisition is permitted pursuant to the terms of this Agreement, (3) such Real Property is subject to a first priority security interest in favor of the Administrative Agent, and (4) the Loan Parties have complied with the terms of and all requests of the Administrative Agent made pursuant to the Loan Documents, including, without limitation, Section 7.1.9(b) of this Agreement.
SECTION 2.19.    By this Amendment Agreement, clause (x) of Section 7.1.11 (“Timber Affirmative Covenants”) of the Existing Credit Agreement is hereby amended to insert the words “or other

Timber Lease” after both instances of the words “LTC Lease”.

SECTION 2.20.    By this Amendment Agreement, clause (a) of Section 7.1.12 (“Interest Reserve Account”) of the Existing Credit Agreement is hereby amended by inserting the following sentences at the end of such clause (a):

After the Amendment Effective Date, (a) for the first six-months following the Amendment Effective Date, the Interest Reserve will be calculated based on the assumption that no Borrowings will be made on the Revolving Loans; and (b) after the first six-months following the Amendment Effective Date, the Interest Reserve will be calculated based on the assumptions that Borrowings will be made on the Revolving Loans during such six or three month period equal to the average daily balance for the immediately preceding six-month period.
SECTION 2.21.    By this Amendment Agreement, clause (b) of Section 7.2.4 (“Financial Covenants”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    On and after December 31, 2010, at the end of each Fiscal Quarter and upon the sale or acquisition of any Real Property in accordance with the terms of this Agreement, the Loan to Value Ratio may not exceed 50%.
SECTION 2.22.    By this Amendment Agreement, clause (c) of Section 7.2.8 (“Mergers, Asset Acquisitions, Etc.”) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

(c) and the acquisition of assets that (i) are to be utilized in the ordinary course of the business of the Borrowers accordance with Section 7.2.1, (ii) are from the amounts paid to the Borrowers pursuant to clause (a)(vii)(B) and clause (a)(vii)(C) of Section 9.3 or from the proceeds of any Revolving Loan to the extent permitted by Section 4.10, (iii), in the event that the acquired asset is a lease, sublease, or license by Wells Timberland of any additional real property, are in form and substance reasonably acceptable to the Administrative Agent, (iv) are subject to a first priority security interest in favor of the Administrative Agent and the Loan Parties have complied with the terms of and all requests of the Administrative Agent made with respect to such assets pursuant to the terms of the Loan Documents, including, without limitation, Section 7.1.9, and (v) the Borrowers have delivered to the Administrative Agent a supplement to Item 1.1(a) of the Disclosure Schedules setting forth the allocated cost basis for such Real Property, in form and substance acceptable to the Administrative Agent;
SECTION 2.23.    By this Amendment Agreement, clause (a)(vi) of Section 9.3 (“Payment of Funds From Accounts”) of the Existing Credit Agreement is hereby amended by replacing the reference therein to “$4,000,000” with “$2,000,000.”

SECTION 2.24.    By this Amendment Agreement, the proviso in clause (a) of Section 9.3 (“Payment of Funds From Accounts”) of the Existing Credit Agreement appearing immediately after clause (a)(vii)(C) is hereby amended by replacing the reference therein to “clauses (viii)(B) and (C)” with “clauses (vii)(B) and (C)”.

SECTION 2.25.    By this Amendment Agreement, clauses (b)(ii), (iii), (v) and (x) of Section 11.1 (“Waivers, Amendments, Etc.”) of the Existing Credit Agreement are hereby amended and restated

in their entirety as follows:

(ii) reduce the principal of, or rate of interest on, or fees payable with respect to, any Loan of any affected Lender or Voting Participant;
(iii) extend the due date for, or reduce the amount of, any scheduled payment or prepayment under clause (a) or (b) or (f) of Section 3.1.2 of principal on any Loan of any affected Lender or Voting Participant;
(v) alter Section 2.1 (with the exception of the Revolver Increase) or 2.3 or 9.3;
(x) increase the amount of the Commitment (which action shall be deemed to affect all the Lenders and Voting Participants) other than with respect to the Revolver Increase.
SECTION 2.26.    By this Amendment Agreement, the Existing Credit Agreement is hereby amended by adding the following thereto as Section 11.23 (Amendment Date Assignment):

Section 11.23 Amendment Date Assignment
On the date of the initial Borrowing under the Revolving Loan, AgSouth will assign all of its Revolving Loans to CoBank. Accordingly, Schedule II contains the Revolving Loan Commitment Amount both before and after giving effect to such assignment and Schedule III contains the administrative information of CoBank as assignee and not AgSouth.

SECTION 2.27.    By this Amendment Agreement, the Existing Credit Agreement is hereby amended by adding the following thereto as Section 11.24 (Amendment Date Assignment):

Section 11.24 Borrowers' Agent
Each of the Borrowers hereby appoints and authorizes the other to act as its agent under this Agreement and the other Loan Documents with such powers and discretion as are specifically delegated to the Borrowers (individually or collectively) by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto, including, without limitation, to execute and deliver to the Administrative Agent all notices, certificates and similar items (including, without limitation, any Borrowing Requests or Continuation/Conversion Notice) required or permitted under this Agreement on behalf of any Borrower or both Borrowers. The Administrative Agent and each Borrower may rely on any notice delivered by either Borrower on behalf of any Borrower or both Borrowers. Any act by one Borrower shall be deemed taken on behalf of both Borrowers.
SECTION 2.28.    By this Amendment Agreement, the attached Schedule II amends and restates Schedule II of the Existing Credit Agreement.

SECTION 2.29.    By this Amendment Agreement, the Existing Credit Agreement is hereby amended to add thereto as Exhibit A-1 the Exhibit A-1 attached hereto.

SECTION 2.30.    By this Amendment Agreement, the attached Exhibits B-1, B-2, C and F amend and restate Exhibits B-1, B-2, C and F of the Existing Credit Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make the amendments provided for in Article II, the Borrowers hereby jointly and severally (a) represent and warrant that (i) each of the representations and warranties of the Loan Parties contained in the Existing Credit Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof (except, if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default.

ARTICLE iV

ACKNOWLEDGMENT OF LOAN PARTIES

By executing this Amendment Agreement, each of the Loan Parties hereby confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date each reference therein to the Existing Credit Agreement shall refer to the Existing Credit Agreement after giving effect to this Amendment Agreement (the Existing Credit Agreement, as so amended the “Amended Credit

Agreement”).
ARTICLE V

CONDITIONS TO EFFECTIVENESS

SECTION 5.1.    Amendment Effective Date. This Amendment Agreement shall become effective on such date (herein called the “Amendment Effective Date”) if and when the conditions set forth in this Section 5.1 have been satisfied.

SECTION 5.1.1    Execution of Agreement. The Administrative Agent shall have received counterparts of (i) this Amendment Agreement duly executed and delivered on behalf of the Borrowers, each of the other Loan Parties, the Administrative Agent and all Lenders and (ii) of that certain Closing Fees Letter, dated as of the date hereof duly executed and delivered on behalf of the Borrowers.

SECTION 5.1.2    Resolutions, Good Standing, etc. Each Lender shall have received from each Loan Party a certificate, dated as of the Amendment Effective Date, of its Secretary or Assistant Secretary confirming that the resolutions, Organizational Documents and incumbency and signatures certified and delivered on the Effective Date (as defined in the Existing Credit Agreement) of the Existing Credit Agreement remain in true, correct and complete and are in full force and effect. In addition, the Administrative Agent shall have received satisfactory good standing certificates for each jurisdiction where the Collateral is located and each other jurisdiction where the Borrowers and each other Loan Party are organized and are authorized (or should be authorized under applicable Law) to conduct business.

SECTION 5.1.3    Delivery of Revolving Notes. Each Revolving Lender shall have received its Revolving Note in an amount equal to such Revolving Lender's Revolving Loan Commitment Amount, dated as of the Amendment Effective Date, duly completed as provided in the Loan Documents and duly executed and delivered by an Authorized Officer of each Borrower.

SECTION 5.1.4    Solvency Certificate. The Administrative Agent shall have received solvency certificates in form and substance acceptable to the Administrative Agent, duly executed by a Financial Officer of Wells Manager as Manager of Wells Timberland, Wells REIT as General Partner of Wells Partnership, Timber Manager as Manager of Wells TRS Subsidiary, Wells Manager as Manager of Wells HBU, Wells REIT and Wells TRS, respectively, and dated as of the Amendment Effective Date.

SECTION 5.1.5    Representations and Warranties. The representations and warranties made by the Borrowers pursuant to Article III hereof as of the Amendment Effective Date shall be true and correct.

SECTION 5.1.6    Satisfactory Due Diligence. Each Lender shall have completed, to its satisfaction, a due diligence analysis with respect to the business, assets, operations, condition (financial and otherwise) and prospects of the Borrowers and their Subsidiaries, including with respect to their ability to comply with the representations and warranties and covenants contained in the Loan Documents.

SECTION 5.1.7    Compliance Certificate. The Administrative Agent shall have received a Compliance Certificate, duly executed by a Financial Officer of Wells Manager, and dated as of the Amendment Effective Date. Satisfactory Legal Form. All documents executed or submitted pursuant to this Amendment Agreement by or on behalf of any Loan Party shall be reasonably satisfactory in form and substance to each Lender Party and its legal counsel. In addition, the Administrative Agent shall have received all information, approvals, opinions, documents or instruments as its counsel may reasonably request.

ARTICLE Vi

MISCELLANEOUS

SECTION 6.1    Cross-References. References in this Amendment Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment Agreement.

SECTION 6.2    Loan Document Pursuant to Amended Credit Agreement. This Amendment Agreement is a Loan Document executed pursuant to the Amended Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Credit Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 6.3    Limitation of Amendment. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Credit Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of either of the Borrowers or any other Loan Party which would require the consent of the Administrative Agent or any of the Lenders under the Existing Credit Agreement or any other Loan Document.

SECTION 6.4    Counterparts. This Amendment Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 6.5    Successors and Assigns. This Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 6.6    Further Assurances. The Borrowers shall execute and deliver, and shall cause each other Loan Party to execute and deliver, from time to time in favor of the Administrative Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Amendment Agreement, the Amended Credit Agreement and the other Loan Documents.

SECTION 6.7    Costs and Expenses. The Borrowers agree to pay all reasonable costs and expenses of the Administrative Agent (including the fees and out-of-pocket expenses of legal counsel of the Administrative Agent) that are incurred in connection with the execution and delivery of this Amendment Agreement and the other agreements and documents entered into in connection herewith.

SECTION 6.8    GOVERNING LAW; WAIVER OF JURY TRIAL; ENTIRE AGREEMENT. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PERSON A PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING UNDER OR IN CONNECTION WITH THIS AMENDMENT AGREEMENT OR ANY AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION HEREWITH. THIS AMENDMENT AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WRITTEN OR ORAL, WITH RESPECT HERETO.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWERS:

TIMBERLANDS II, LLC

By:    WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager
By:    /s/ Brian M. Davis____________
Name: Brian M. Davis
Title: SVP and Chief Financial Officer

WELLS TIMBERLAND OPERATING PARTNERSHIP, L.P.

By: WELLS TIMBERLAND REIT, INC., as
General Partner

By: /s/ Douglas P. Williams__________________
Name: Douglas P. Williams
Title: Executive Vice President

[Signatures continue on following page]

[Signatures continued from previous page]

OTHER LOAN PARTIES:
WELLS TRS HARVESTING OPERATIONS, LLC
By:    FOREST RESOURCE CONSULTANTS, INC., as Manager

By:     /s/ David T. Foil______________________
Name: David T. Foil
Title: President

WELLS TIMBERLAND REIT, INC.

By:    _/s/ Douglas P. Williams__________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS TIMBERLAND TRS, INC.

By:    /s/ Douglas P. Williams__________________
Name: Douglas P. Williams
Title: Executive Vice President

WELLS TIMBERLAND HBU, LLC
By:    WELLS TIMBERLAND MANAGEMENT ORGANIZATION, LLC, as Manager

By:     /s/ Brian M. Davis_________________
Name: Brian M. Davis
Title: SVP and Chief Financial Officer

[Signatures continue on following page]

[Signatures continued from previous page]

ADMINISTRATIVE AGENT AND LENDER:
COBANK, ACB,
as Administrative Agent and a Lender
By: /s/Michael Tousignant______________
Name: Michael Tousignant
Title: Vice President
OTHER LENDERS:

AGFIRST FARM CREDIT BANK

By: /s/ John W. Burnside, Jr. ________
Name: John W. Burnside, Jr.
Title: Vice President

WELLS FARGO BANK, N.A.

By:    /s/ Roger Shreero______________
Name: /s/ Roger Shreero_
Title: Managing Director
COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK, B.A. “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:    /s/ Theodore Cox_________________
Name: Theodore Cox
Title: Executive Director

By:    /s/ Brett Delfino__________________
Name: Brett Delfino_
Title: Executive Director

METROPOLITAN LIFE INSURANCE COMPANY

By:    C. Ray Smith____________________
Name: C. Ray Smith
Title: Director

[Signatures continued from previous page]

OTHER Lenders continued:

AGSOUTH FARM CREDIT, ACA

By:    /s/ Pat Calhoun________________
Name: Pat Calhoun
Title: Executive Vice President

[Signatures continued from previous page]

VOTING PARTICIPANTS (pursuant to
Section 11.10(d):

FARM CREDIT BANK OF TEXAS

By: /s/ Chris M. Levine_________________
Name: Chris M. Levine
Title: Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA

By:    /s/ Curt A. Brown___________________
Name: Curt A. Brown
Title: Vice President

FARM CREDIT WEST, FLCA

By:    /s/ Ben Madonna____________________
Name:Ben Madonna
Title: Vice President

UNITED FCS, FLCA, DBA FCS COMMERCIAL FINANCE GROUP

By:    /s/ Lisa Caswell_____________________
Name: Lisa Caswell
Title: Vice President

Schedule II

TERM LOAN COMMITMENT AMOUNT AS OF THE FUNDING DATE

Lender	Term Loan Commitment Amount
AgSouth Farm Credit, ACA	$137,395,348.83
Wells Fargo Bank, N.A.	$34,348,837.21
Coöperatieve Centrale Raiffeisen-BoerenleenBank, B.A. “Rabobank Nederland”, New York Branch	$19,627,906.98
Metropolitan Life Insurance Company	$19,627,906.98

TERM LOAN COMMITMENT AMOUNT AFTER GIVING EFFECT TO THE FUNDING DATE ASSIGNMENTS AS OF THE FUNDING DATE

Lender	Term Loan Commitment Amount
CoBank, ACB	$93,232,558.13
AgFirst Farm Credit Bank	$44,162,790.70
Wells Fargo Bank, N.A.	$34,348,837.21
Coöperatieve Centrale Raiffeisen-BoerenleenBank, B.A. “Rabobank Nederland”, New York Branch	$19,627,906.98
Metropolitan Life Insurance Company	$19,627,906.98

REVOLVING LOAN COMMITMENT AMOUNT

Lender	Revolving Loan Commitment Amount
AgSouth Farm Credit, ACA	$5,000,000
Coöperatieve Centrale Raiffeisen-BoerenleenBank, B.A. “Rabobank Nederland”, New York Branch	$5,000,000
Metropolitan Life Insurance Company	$5,000,000

REVOLVING LOAN COMMITMENT AMOUNT AFTER GIVING EFFECT TO THE AMENDMENT EFFECTIVE DATE ASSIGNMENT

Lender	Revolving Loan Commitment Amount
CoBank, ACB	$5,000,000
Coöperatieve Centrale Raiffeisen-BoerenleenBank, B.A. “Rabobank Nederland”, New York Branch	$5,000,000
Metropolitan Life Insurance Company	$5,000,000